UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 677-3870

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.  Submission of Matters to a Vote of Security Holders.

 On December 20, 2017, Actinium Pharmaceuticals, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 80,025,073 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 56,499,015 shares, or approximately 70.6% of the eligible common stock, were present either in person or by proxy.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the two director nominees were elected. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as Class I directors to hold office for the term described below or until his resignation, or respective successor is elected and qualified:

Director Name	For	Against	Abstain	Broker Non-Votes
David Nicholson (Class I, 36 month term)	21,841,837	3,438,130	626,028	30,593,020
Richard I. Steinhart (Class I, 36 month term)	22.380,798	2,900,269	624,928	30,593,020

Proposal 2: GBH CPAs, PC was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.

For:	53,470,116
Against:	1,808,342
Abstained:	1,220,557

Proposal 3: An amendment to the Company’s 2013 Amended and Restated Stock Plan to increase the number of shares authorized to issue under the plan by 5 million shares was approved.

For:	17,899,326
Against:	7,793,413
Abstained:	213,256
Broker Non-Votes:	30,593,020

Proposal 4: An amendment to the Company’s charter to increase the number of shares of common stock the Company is authorized to issue to 400 million shares was approved.

For:	42,779,986
Against:	13,180,043
Abstained:	538,986
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2017	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Sandesh Seth
	Name:	Sandesh Seth
	Title:	CEO & Chairman

3